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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      December 21, 2001

                          METROPOLITAN FINANCIAL CORP.
                -------------------------------------------------

             (Exact name of Registrant as Specified in Its Charter)

          Ohio                     000-21553                  34-1109469
         ------                  --------------            ----------------
    (State or Other               (Commission              (I.R.S. Employer
    Jurisdiction of               File Number)            Identification No.)
     Organization)


    22901 Mill Creek Boulevard, Highland Hills, Ohio               44122
    -------------------------------------------------------------------------
    (Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code    (216) 206-6000
                                                            ------------------

                                      None
                                     -------
          (Former name or former address, if changed since last report)


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PAGE 2

Item 5. Other Events

On December 21, 2001, the Ohio Department of Commerce, Division of Financial Institutions ("ODFI") and the Office of Thrift Supervision ("OTS"), formally approved the request by the Company's wholly owned subsidiary, Metropolitan Bank and Trust Company (the "Bank"), to extend the following deadlines contained in its July 26, 2001 Supervisory Agreement:

     - The deadline for submitting a revised Capital Improvement and Risk Reduction Plan (the "Revised Plan") was extended to December 28, 2001. The Company and the Bank submitted their respective Revised Plans on December 26, 2001.

     - The deadline in the Bank's Supervisory Agreement to increase core and risk based capital to a level in excess of "well capitalized" and for reducing its investment in artwork by $1.3 million was extended to March 31, 2002.

Further, on December 27, 2001, the OTS approved the Company's request for an extension, from December 31, 2001 to March 31, 2002, of the deadline for infusing capital into the Company under its capital plan as required under the Company's July 26, 2001 Supervisory Agreement with the OTS.

A copy of the December 21, 2001 letter from the ODFI and the OTS to the Bank, and of the December 27, 2001 letter from the OTS to the Company, are attached as Exhibits 99.1 and 99.2, respectively, to this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         METROPOLITAN FINANCIAL CORP.


         By:      /s/ Kenneth T. Koehler
                  -------------------------------------
                  Kenneth T. Koehler
                  President and Chief Operating Officer

         Date:    December 31, 2001



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                                  EXHIBIT INDEX

Exhibit No.          Description
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99.1                 December 21, 2001 Letter from the OTS and ODFI to the Bank
99.2                 December 27, 2001 Letter from the OTS to the Company